Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

J. Erik Fyrwald, Chairman and Chief Executive Officer of Nalco Holding Company (“Nalco”) and Bradley J. Bell, Executive Vice President and Chief Financial Officer of Nalco, in conjunction with the filing of Nalco’s 10-Q financial report (the “Report”) with the Securities and Exchange Commission, covering the calendar quarter ending March 31, 2010, hereby certify as follows:

a.	The Report fully complies with the requirements of the Securities Exchange Act of 1934, and

b.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations for Nalco.

/s/ J. ERIK FYRWALD
J. Erik Fyrwald Chairman and Chief Executive Officer Date: April 28, 2010

/s/ BRADLEY J. BELL
Bradley J. Bell Executive Vice President and Chief Financial Officer Date: April 28, 2010

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